UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2021
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services Corp.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01.     Entry Into a Material Definitive Agreement.

On September 21, 2021, NBL SPV III, LLC (the “Borrower”), a wholly-owned subsidiary of Newtek Business Lending, LLC (“NBL”), a wholly owned portfolio company of Newtek Business Services Corp. (the “Company” and together with NBL and the Borrower, the “Loan Parties”), entered into a Mortgage Warehouse Loan and Security Agreement (the “Loan Agreement”), by and between the Borrower and One Florida Bank (the “Lender”) and delivered a related Revolving Line of Credit Promissory Note (the “Note”). Pursuant to the terms of the Loan Agreement and the Note, the Lender established a line of credit in favor of the Borrower in the maximum principal amount of Twenty Million and No/100 Dollars ($20,000,000) (the “Facility,” and all agreements, documents and instruments executed or delivered by the Loan Parties in connection with the Facility, documents, including without limitation the Loan Agreement, the Note and any guarantees of the Facility delivered by any of the Loan Parties, the “Loan Documents”) that is intended to be used to fund the origination of SBA 504 loans. Outstanding amounts under the Facility shall bear interest at the rate of the prime rate then in effect plus one percent (1%), and the Facility will mature on September 30, 2023.

The Loan Agreement also specifies certain customary events of default, such as a breach by any of the Loan Parties of their respective representations, covenants or obligations under the Loan Documents, the insolvency or bankruptcy of any of the Loan Parties or the default by Borrower of any other indebtedness, pursuant to which the Lender could require immediate repayment by the Borrower of all outstanding amounts under the Facility.

Additionally, on that same date, the Company entered into a Guaranty (the “Guaranty”) in favor of the Lender. Pursuant to the terms of the Guaranty, the Company has unconditionally guaranteed the prompt and unconditional payment of all of the Borrower’s obligations under the Loan Documents, including all advances under the Loan Agreement, which payment obligations could be triggered by, among other things, an event of default under the Loan Agreement or the breach by the Company of any its representations, covenants or obligations under the Loan Documents or the insolvency or bankruptcy of the Company.

The foregoing summaries of the Loan Agreement, the Note and the Guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the complete text of the Loan Agreement, the Note and the Guaranty, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: September 24, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board